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                                                                    EXHIBIT 23.2
                                                                    ------------

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 25, 2000, except for Note 13 for which the date is August 9, 2000, relating to the consolidated financial statements of Lexar Media, Inc. included in the Final Registration Statement No. 333-30556 (Form S-1), filed with the Securities and Exchange Commission on August 14, 2000. We also consent to the incorporation by reference of our report dated April 28, 2000 relating to the consolidated financial statement schedules of Lexar Media, Inc. included in the Final Registration Statement.


                                 /s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
January 26, 2001